INTERNATIONAL ASSETS EXECUTIVE CHAIRMAN TO BECOME CHAIRMAN OF THE BOARD ONLY

New York (July 12, 2006) - International Assets Holding Corporation (Nasdaq: IAAC; the "Company" or "INTL") today announced that on July 6, 2006, Diego Veitia notified the Company that he will resign as an executive officer of the Company effective September 30, 2006, which is the Company's fiscal year end. Mr. Veitia currently serves as the Executive Chairman of the Company. Commencing on October 1, 2006, Mr. Veitia will continue to serve as a director of the Company in the position of Chairman of the Board of Directors.

Contact:

Scott Branch

Tel: +1 (407) 741 5335

sbranch@intlassets.com

About International Asset Holding Corporation (Nasdaq: IAAC)

International Assets Holding Corporation and its subsidiaries (the "Company") form a financial services group focused on select international securities, currencies and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company's activities are currently divided into five functional areas -- international equities market-making, international debt capital markets, foreign exchange, commodities and asset management. Additional information regarding the Company is available on the Company's web site at www.intlassets.com.

Certain statements in this document may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including adverse changes in economic, political and market conditions, losses from the Company's market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.